Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 23, 2022, with respect to the financial statements of Outset Medical, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California

February 23, 2022